EXHIBIT 99.1


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   W. R. Berkley Corporation                   NEWS
   475 Steamboat Road                          RELEASE
   Greenwich, Connecticut 06830
   (203) 629-3000

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   FOR IMMEDIATE RELEASE                       CONTACT:
                                               Eugene G. Ballard
                                               Chief Financial Officer
                                               203-629-3000


                       W. R. BERKLEY CORPORATION ANNOUNCES
               3-FOR-2 STOCK SPLIT AND REGULAR QUARTERLY DIVIDEND

     Greenwich, CT, August 5, 2003 -- W. R. Berkley Corporation (NYSE: BER) today announced that its Board of Directors has approved a 3-for-2 common stock split to be paid in the form of a stock dividend to holders of record on August 18, 2003. The additional shares are expected to be issued on August 27, 2003.

     The Directors also declared a regular quarterly cash dividend on the company's post-split common stock of 7 cents per share, to be paid on October 1, 2003 to stockholders of record at the close of business on September 19, 2003.

     At June 30, 2003 W. R. Berkley Corporation had 55,404,998 shares of common stock outstanding.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company which operates in five segments of the property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

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